Exhibit 23.1

                  INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Exchange National Bancshares, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the proxy statement-prospectus.


                              /s/ KPMG LLP



St. Louis, Missouri
April 6, 2000
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